Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

TO

UP TO $148,000,000 SENIOR SECURED CREDIT AGREEMENT

Dated as of December 31, 2014,

among

BALTIC TRADING LIMITED
as Borrower,

AND

THE VARIOUS LENDERS LISTED ON SCHEDULE I THERETO,
as Lenders,

AND

NORDEA BANK FINLAND PLC, NEW YORK BRANCH
as Administrative Agent and as Security Agent

AND

NORDEA BANK FINLAND PLC, NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
as Mandated Lead Arrangers

AND

NORDEA BANK FINLAND PLC, NEW YORK BRANCH
as Bookrunner

Dated as of August 3, 2015

AMENDMENT NO. 2 TO SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is dated as of August 3, 2015, by and among (1) BALTIC TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), (2) the Lenders party hereto from time to time (the “Lenders”), (3) NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”) and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Mandated Lead Arrangers (the “Lead Arrangers”),(4) NORDEA, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Security Agent under the Security Documents (in such capacity, the “Security Agent”), and (5) NORDEA, as bookrunner (the “Bookrunner”), and amends and is supplemental to the Senior Secured Credit Agreement, dated as of December 31, 2014, entered into by and among the Borrower, the Lenders, the Lead Arrangers, the Administrative Agent, the Security Agent and the Bookrunner (as amended prior to the date hereof, the “Original Agreement” and as further amended hereby, the “Credit Agreement”).

W I T N E S S E T H   T H A T:

WHEREAS, the Borrower wishes to effect certain changes to the Credit Agreement;

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to consent to the amendments to the Original Agreement as provided for herein;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.                   Definitions.  Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2.                   Representations and Warranties.  The Borrower hereby represents and warrants that as of the date hereof, each and every representation and warranty made in the Original Agreement and the Note (updated mutatis mutandis) are true and correct in all material respects (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date, or is only applicable as of the Initial Borrowing Date, shall; be required to be true and correct in all material respects only as of such specified date).

3.                  No Defaults.  The Borrower hereby represents and warrants that as of the date hereof, after giving effect to this Amendment, there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.                   Performance of Covenants.  The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than, in each case, as waived hereby, so long as the Credit Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5.                   Amendments to the Original Agreement.  Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)	All references to “this Agreement” shall be deemed to refer to the Original Agreement, as amended hereby;

(b)	Section 1 of the Original Agreement is hereby amended by amending and restating the following definitions:

“Collateral Vessel” shall mean (a) each Term Loan Vessel, (b) each Revolving Loan Vessel and (c) such other vessel posted as Additional Collateral (such vessel, an “Additional Vessel”); provided, that for the purposes of Sections 4.02(c) and 8.07(a), an Additional Vessel shall not be deemed a Collateral Vessel; provided, further, that Schedule VI is automatically updated to include any Additional Vessel without any further action on the part of the Administrative Agent.

“Subsidiary Guarantor” shall mean each wholly-owned direct and indirect Subsidiary of the Borrower or Genco that owns, directly or indirectly, any Collateral Vessel, on a joint and several basis, each such Subsidiary to be party to the Guaranty or execute a counterpart thereof after the Closing Date.

(c)	Section 1 of the Original Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“Additional Vessel” shall have the meaning provided in the definition of “Collateral Vessel”.

“Additional Vessel Release Conditions” mean, with respect to the release of any Additional Vessel, the following:

(a)            before and after giving effect to such release, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with Section 8.07(d);

(b)            the Borrower shall have delivered to the Administrative Agent (i) an officer’s certificate certifying as to matters in clause (a) above, (ii) Appraisals meeting the requirements set forth in Section 5.02(f) and (iii) any other documents reasonably requested by the Administrative Agent; and

(c)            the Borrower shall have paid all costs and expenses of the Administrative Agent and the Collateral Agent relating to the preparation, execution and delivery of the relevant release documents.

(d)	Section 8.07(d) of the Original Agreement is hereby amended by deleting the period at the end thereof and inserting the following:

provided, further, that the Collateral Agent shall (and the Lenders hereby authorize the Collateral Agent to), upon the request of the Borrower, release any Additional Vessel from the Collateral and terminate the related Security Documents (including the Guaranty) if the Additional Vessel Release Conditions shall have been satisfied.

(e)	Section 8.18 of the Original Agreement is hereby amended by adding in the proviso thereof immediately after the phrase “a Subsidiary of the Borrower” the following:

or a Subsidiary Guarantor (it being understood and agreed that in the cases of Sections 7.13(a), 8.03(a) and 8.10(iv) and clause (a) of the definition of “Change of

Control”, as such clauses apply to any Subsidiary of Genco in its capacity as a Subsidiary Guarantor, the word “Borrower” shall be read to mean Genco)

6.                   No Other Amendment.  All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

7.                  Conditions Precedent to the Effectiveness of this Amendment.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent, unless otherwise waived by the Administrative Agent (acting at the instruction of the Required Lenders):

(a)	This Amendment. The Borrower shall have duly executed and delivered this Amendment to the Administrative Agent.

(b)	Corporate Authority. The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

i.               copies, certified as true and complete by an officer of the Borrower of the resolutions of its board of directors evidencing approval of the transactions contemplated hereby and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

ii.             certificate of the jurisdiction of incorporation of the Borrower as to the good standing thereof; and

iii.            confirmation that the Organizational Documents of the Borrower has not changed since the Closing Date.

(c)	Officer’s Certificate. The Borrower shall provide to the Administrative Agent an officer’s certificate certifying as to the matters set forth in Sections 2 and 3 of this Amendment.

(d)	Interest, Fees and Expenses Paid. The Administrative Agent shall have received payment in full of all interest, fees and expenses (including reasonable legal fees) due under or in connection to the Original Agreement and this Amendment.

8.                  Other Documents.  By the execution and delivery of this Amendment, the Borrower on behalf of itself and each other Obligor and the Lenders hereby consent and agree that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.  By the execution and delivery of this Amendment, each of the parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the parties obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

9.                  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

10.                Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

11.               Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

BALTIC TRADING LIMITED, as the Borrower

By:	/s/ Apostolos D. Zafolias
Name: Apostolos D. Zafolias
Title: Chief Financial Officer

NORDEA BANK FINLAND PLC, NEW YORK BRANCH as Administrative, Security Agent and Lender

By:	/s/ Erik Havnvik
Name: Erik Havnvik
Title: Vice President

By:	/s/ Mogens R. Jensen
Name: Mogens R. Jensen
Title: Senior Vice President

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Mandated Lead Arranger and as Lender

By:	/s/ Bjarte Boe	/s/ Magnus Arve
	Name: Bjarte Boe	Magnus Arve
	Title: Head of Investment Banking	Senior Legal Counsel